Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-212600, 333-214258, 333-221214, 333-235422 and 333-254225) of our report dated November 14, 2022, related to the consolidated financial statements of Zedge, Inc. (the “Company”) as of July 31, 2022 and for the year then ended included in this Annual Report on Form 10-K for the year ended July 31, 2022.

/s/ Friedman LLP

Marlton, New Jersey

November 14, 2022